Lotsoff Capital Management Investment Trust
Exhibit 12(b) to Form N-CSR

I, Seymour N. Lotsoff, hereby certify that to the best of my knowledge:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m(a) or 78o(d)); and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date:  June 3, 2009

/s/ Seymour N. Lotsoff
Seymour N. Lotsoff
President

I, Margaret M. Baer, hereby certify that to the best of my knowledge:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m(a) or 78o(d)); and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date:  June 3, 2009

/s/ Margaret M. Baer
Margaret M. Baer
Secretary and Treasurer